                                                                     EXHIBIT 5.1

                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                     PARK AVENUE TOWER, 65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300
                            FACSIMILE (212) 451-2222
                                www.ogfrwlaw.com

                                                    NEW JERSEY OFFICE
                                                2001 ROUTE 46, SUITE 202
                                              PARSIPPANY, NEW JERSEY 07054
                                                    (973) 335-7400
                                                FACSIMILE (973) 335-8018

                                December 9, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:    The Quigley Corporation, Inc.
                         Registration Statement on Form S-3
                         (Registration No. 333-119748)
                         -----------------------------

Ladies and Gentlemen:

            Reference is made to the Registration Statement on Form S-3 filed on
October 14, 2004 (Registration No.  333-119748) (the "Registration  Statement"),
filed with the  Securities and Exchange  Commission by The Quigley  Corporation,
Inc., a Nevada corporation (the "Company").  The Registration  Statement relates to the resale by certain selling  stockholders of an aggregate of 113,097 shares
(the "Shares") of the Company's common stock, $.0005 par value per share.

            We advise you that we have examined  original or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws  of the  Company,  minutes of  meetings  of the Board of  Directors  and stockholders  of  the  Company,  the  Registration  Statement,  and  such  other documents,  instruments and certificates of officers and  representatives of the
Company and public officials, and we have made such examination of the law as we have deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination,  we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the conformity to original  documents of documents  submitted to us as certified or photostatic copies.

            Based upon the foregoing,  we are of the opinion that the Shares are duly authorized, legally issued, fully paid and non-assessable.

December 9, 2004

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement  and we further  consent to the  reference  to this firm under  the  caption  "Legal  Matters"  in the  Registration  Statement  and  the
Prospectus forming a part thereof.

                          Very truly yours,

                          /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                          ------------------------------------------------------
                          OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP